EXHIBIT  5

                                        July  28,  1997


Ugly  Duckling  Corporation
2525  East  Camelback  Road,  Suite  1150
Phoenix,  Arizona  85016

          RE:     UGLY DUCKLING CORPORATION LONG-TERM INCENTIVE PLAN

Ladies  and  Gentlemen:

We have acted as counsel to Ugly Duckling Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, relating to the registration of 1,000,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's Long-Term Incentive Plan (the "Plan").

In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very  truly  yours,

                                   /s/  SNELL  &  WILMER  L.L.P.